As filed with the Securities and Exchange Commission on July 16, 2014.

SEC File No. 333-196813

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

GENIUS BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	7812	20-4118216
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9401 Wilshire Blvd, #608 Beverly Hills, CA 90212 Telephone: (310) 273-4222
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company of Nevada 311 S. Division St. Carson City, NV 89703 Telephone: (775) 888-4070
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Harvey J. Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700 Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-196813) of Genius Brands International, Inc. is being filed solely to file Exhibit 5.1. Accordingly this Amendment No. 1 consists solely of the facing page, this explanatory note, the signature page, and the exhibit filed herewith. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Los Angeles, State of California, on July 16, 2014.

Genius Brands International, Inc.

July 16, 2014	By:	/s/ Andrew Heyward
Andrew Heyward
Chief Executive Officer and Chairman
(Principal Executive Officer)

July 16, 2014	By:	/s/ Richard Staves
Richard Staves
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of  Genius Brands International, Inc., a Nevada corporation, do hereby constitute and appoint Andrew Heyward his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE		TITLE	DATE

By:	/s/ Andrew Heyward	Chief Executive Officer and Chairman	July 16, 2014
	Andrew Heyward	(Principal Executive Officer)

By:	*	Interim Chief Financial Officer	July 16, 2014
	Richard Staves	(Principal Financial and Accounting Officer)

By:	*	President and Director	July 16, 2014
Amy Moynihan Heyward

By:	*	Corporate Secretary	July 16, 2014
Gregory Payne

By:	*	Director	July 16, 2014
Lynne Segall

By:	*	Director	July 16, 2014
Jeffrey Weiss

By:		Director	July 16, 2014
Joseph “Gray” Davis

By:	*	Director	July 16, 2014
Bernard Cahill

By:	*	Director	July 16, 2014
Anthony Thomopoulos

By:	*	Director	July 16, 2014
Patrick Clark Hallren

* Executed on July 16, 2014 by Andrew Heyward as attorney-in-fact under power of attorney granted in the Registration Statement previously filed on June 16, 2014.